Exhibit 99.3

Unaudited pro forma condensed consolidated financial information of Superior Energy

On December 18, 2019, Superior Energy, NAM, Forbes, Newco, Spieth Merger Sub, Inc., a wholly-owned subsidiary of Newco (“NAM Merger Sub”), and Fowler Merger Sub, Inc., a wholly-owned subsidiary of Newco (“Forbes Merger Sub”), entered into a merger agreement (the “Merger Agreement”) whereby (i) NAM Merger Sub will merge with and into NAM (the “NAM Merger”), with NAM surviving the NAM Merger, and (ii) Forbes Merger Sub will merge with and into Forbes (the “Forbes Merger” and together with the NAM Merger, the “Combination”), with Forbes surviving the Forbes Merger. Upon completion of the Combination, each of NAM and Forbes will become wholly owned subsidiaries of Newco and Newco will hold what today are NAM’s and Forbes’ independent businesses.

After giving effect to the Combination, Superior Energy will own approximately 49.9% of Newco’s Class A common stock and 100% of Newco’s Class B common stock, which will collectively represent an approximate 65% economic interest in Newco, and former Forbes stockholders will own approximately 50.1% of the Newco Class A common stock, representing an approximate 35% economic interest in Newco. Forbes’ economic interest in Newco is subject to adjustment within certain parameters set forth in the Merger Agreement. The consummation of the Combination is subject to certain customary conditions and is also conditioned upon the consummation of SESI, L.L.C.’s (the “Issuer”) private offer to exchange (the “Exchange Offer”) up to $500 million of its $800 million aggregate principal amount of outstanding 7.125% Senior Notes due 2021 (the “Original Notes”) for up to $500 million of newly issued 7.125% Senior Notes due 2021 of the Issuer (the “New Notes”), pursuant to the terms of a private offering memorandum and consent solicitation statement dated January 6, 2020 (the “Offering Memorandum”). Capitalized terms used but not defined in these Superior Energy unaudited pro forma financial statements have the meanings assigned to them in the Offering Memorandum.

The Superior Energy unaudited pro forma financial statements are derived and give effect to the Combination, the Exchange Offer (assuming it is fully subscribed) and the Combination Exchange by applying pro forma adjustments to the historical consolidated financial statements of Superior Energy. The Superior Energy Unaudited Pro Forma Financial Statements give effect to Pumpco’s discontinued operations. The pro forma adjustments are described in the accompanying notes. Pro forma adjustments included in the Superior Energy pro forma financial statements are limited to those that are (i) directly attributable to the Combination, the Exchange Offer and the Combination Exchange and associated transactions, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on Superior Energy’s results, such as:

•	adjustments to reflect financing arrangements entered into in connection with the Combination; and

•	effect of transaction costs in connection with the Combination.

•	adjustments to reflect fully subscribed Exchange Offer;

•	adjustments to reflect the issuance of the Remainco Secured Notes; and

•	adjustments to give effect to Pumpco’s discontinued operations.

The “SPN Historical” columns in the Superior Energy unaudited pro forma financial statements below reflect Superior Energy’s historical financial statements for the periods presented and do not reflect any adjustments related to the Combination, the Exchange Offer and the Combination Exchange and related transactions.

The unaudited pro forma condensed consolidated balance sheet was prepared to give effect to the Combination, the Exchange Offer and the Combination Exchange as if they had been completed on September 30, 2019, and the unaudited pro forma condensed consolidated statements of operations were prepared to give effect to the Combination, the Exchange Offer and the Combination Exchange as if they had been completed on January 1, 2018.

The unaudited pro forma financial statements should be read in conjunction with the information contained in the sections entitled “The transactions” and “Summary historical consolidated financial data of Superior Energy” of the Offering Memorandum and the historical consolidated financial statements and related notes appearing elsewhere, or incorporated within, the Offering Memorandum, including the following:

•	historical financial statements of Superior Energy and the related notes included in Superior Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the SEC; and

•	historical financial statements of Superior Energy and the related notes included in Superior Energy’s Quarterly Report on Form 10-Q for the period ended September 30, 2019 as filed with the SEC.

The accompanying Superior Energy Unaudited Pro Forma Financial Statements are presented for illustrative purposes only. The Superior Energy Unaudited Pro Forma Financial Statements are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Combination and Combination Exchange been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Superior Energy following the Combination and Combination Exchange. The actual financial position and results of operations of Superior Energy following the Combination and Combination Exchange may significantly differ from the Superior Energy Unaudited Pro Forma Financial Statements reflected herein due to a variety of factors. The Superior Energy Unaudited Pro Forma Financial Statements are based upon available information and certain assumptions that management believes are reasonable. Furthermore, the unaudited pro forma condensed consolidated statements of operations do not reflect future events that may occur after the effectiveness of the Combination and related transactions, including, but not limited to, material non-recurring charges subsequent to the close.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2019

(in thousands)

		Pro Forma
	Superior Energy Historical	Pro Forma Adjustments			Pumpco Energy Services	(f)	Pro Forma Superior Energy
ASSETS

Current assets:
Cash and cash equivalents	$259,889	$(32,700)	(a	)	$—		$227,189
Accounts receivable, net	368,530	(112,501)	(b	)	(44,878)		211,151
Inventory and other current assets	204,600	(33,741)	(b	)	(12,220)		158,639
Assets held for sale	—	—			57,098		57,098

Total current assets	833,019	(178,942)			—		654,077

Property, plant and equipment, net of accumulated depreciation and depletion	891,540	(238,487)	(b	)	(198,561)		454,492
Operating lease right-of-use assets	96,190	(30,308)	(b	)	(12,033)		53,849
Goodwill	135,922	—			—		135,922
Intangibles and other long-term assets, net of amortization	167,080	(4,527)	(b	)	(46,730)		115,823
Equity investment in NewCo	—	86,644	(c	)	—		86,644
Assets held for sale	—	—			257,324		257,324

Total assets	$2,123,751	$(365,620)			$—		$1,758,131

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$110,398	$(22,903)	(b	)	$(17,642)		$69,853
Accrued expenses	220,623	(41,757)	(b	)	(11,871)		166,995
Income taxes payable	3,842	(9,524)	(b	)	—		(5,682)
Current portion of decommissioning liabilities	3,621	(3,621)	(b	)	—		—
Liabilities held for sale	—	—			29,513		29,513

Total current liabilities	338,484	(77,805)			—		260,679

Long-term debt	1,285,755	(258,906)	(d	)	—		1,026,849
Decommissioning liabilities	131,263	(4,861)	(b	)	—		126,402
Operating lease liabilities	76,255	(19,625)	(b	)	(11,482)		45,148
Other long-term liabilities	148,907	(2,192)	(b	)	(1,249)		145,466
Liabilities held for sale	—	—			12,731		12,731

Stockholders’ equity:
Common stock	157	—			—		157
Additional paid in capital	2,748,477	—			—		2,748,477
Parent company investment	—	(315,081)	(b	)	—		(315,081)
Accumulated other comprehensive loss, net	(76,987)	—			—		(76,987)
Retained deficit	(2,528,560)	312,850	(e	)	—		(2,215,710)

Total stockholders’ equity	143,087	(2,231)			—		140,856

Total liabilities and stockholders’ equity	2,123,751	(365,620)			—		1,758,131

See accompanying notes to unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2019

(in thousands)

		Pro Forma
	Superior Energy Historical	Pro Forma Adjustments			Pumpco Energy Services	(f)	Pro Forma Superior Energy
Revenues	$1,329,208	$(484,392)	(g	)	$(239,911)		$604,905

Cost of services and rentals (exclusive of depreciation, depletion, amortization and accretion)	920,797	(366,344)	(g	)	(219,285)		335,168
Depreciation, depletion, amortization and accretion	225,046	(56,097)	(g	)	(72,271)		96,678
General and administrative expenses	208,597	(61,936)	(g	)(h)	(5,582)		141,079
Reduction in value of assets	40,952	(10,119)	(g	)	(23,825)		7,008

Loss from operations	(66,184)	10,104			81,052		24,972

Other income (expense):
Interest expense, net	(74,275)	11,719	(i	)	—		(62,556)
Other income (expense)	(4,476)	398	(g	)	—		(4,078)
Equity in losses of NewCo	—	(39,138)	(j	)	—		(39,138)

Income (loss) from operations before income taxes	(144,935)	(16,917)			81,052		(80,800)

Income taxes expense (benefit)	12,261	(9,524)	(g	)(k)	—		2,737

Net income (loss) from continuing operations	(157,196)	(7,393)			81,052		(83,537)
Loss from discontinued operations	—	—			(81,052)		(81,052)

Net income (loss)	$(157,196)	$(7,393)			$—		$(164,589)

See accompanying notes to unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2018

(in thousands)

		Pro Forma
	Superior Energy Historical	Pro Forma Adjustments			Pumpco Energy Services	(f)	Pro Forma Superior Energy
Revenues	$1,590,934	$(549,376)	(g	)	$(501,524)		$540,034
Cost of services and rentals (exclusive of depreciation, depletion, amortization and accretion)	1,117,659	(433,233)	(g	)	(395,565)		288,861
Depreciation, depletion, amortization and accretion	303,584	(93,942)	(g	)	(90,623)		119,019
General and administrative expenses	214,611	(67,091)	(g	)(h)	(10,566)		136,954
Reduction in value of assets	—	(461)	(g	)	—		(461)

Loss from operations	(44,920)	45,351			(4,770)		(4,339)
Other income (expense):
Interest expense, net	(74,733)	11,719	(i	)	—		(63,014)
Other income (expense)	(4,394)	(34)	(g	)	—		(4,428)
Equity in losses of NewCo	—	(34,165)	(j	)	—		(34,165)

Income (loss) from operations before income taxes	(124,047)	22,871			(4,770)		(105,946)
Income taxes expense (benefit)	(16,846)	3,303	(g	)(k)	(1,002)		(14,545)

Net income (loss) from continuing operations	(107,201)	19,568			(3,768)		(91,401)
Loss from discontinued operations	(729)	—			3,768		3,039

Net income (loss)	$(107,930)	$19,568			$—		$(88,362)

See accompanying notes to unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2018

(in thousands)

		Pro Forma
	Superior Energy Historical	Pro Forma Adjustments			Pumpco Energy Services	(f)	Pro Forma Superior Energy
Revenues	$2,130,265	$(737,533)	(g	)	$(651,408)		$741,324

Cost of services and rentals (exclusive of depreciation, depletion, amortization and accretion)	1,502,104	(575,852)	(g	)	(531,615)		394,637
Depreciation, depletion, amortization and accretion	400,848	(123,124)	(g	)	(122,409)		155,315
General and administrative expenses	289,252	(84,150)	(g	) (h)	(12,784)		192,318
Reduction in value of assets	739,725	(277,610)	(g	)	(417,012)		45,103

Loss from operations	(801,664)	323,203			432,412		(46,049)

Other income (expense):
Interest expense, net	(99,477)	15,625	(i	)	—		(83,852)
Other income (expense)	(1,678)	(207)	(g	)	—		(1,885)
Equity in losses of NewCo	—	(212,025)	(j	)	—		(212,025)

Income (loss) from operations before income taxes	(902,819)	126,596			432,412		(343,811)

Income taxes expense (benefit)	(45,433)	21,104	(g	) (k)	—		(24,329)

Net income (loss) from continuing operations	(857,386)	105,492			432,412		(319,482)
Loss from discontinued operations	(729)	—			(432,412)		(433,141)

Net income (loss)	$(858,115)	$105,492			$—		$(752,623)

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1. Pro Forma Adjustments and Assumptions

(a)

To reflect the adjustment to cash for the one-time cash distribution from Superior Energy to Newco in connection with the Combination, the payment of estimated transaction costs, and the debt issuance costs related to the financing arrangements as follows (in thousands):

Cash contribution to NewCo	$(20,000)
Estimated debt issuance costs related to financing arrangements	(11,650)
Estimated transaction costs	(1,050)

Pro forma adjustment to cash	$(32,700)

(b)

Adjustment to eliminate NAM historical balances from Superior Energy’s Consolidated Balance Sheet as of September 30, 2019, refer to NAM historical financial statements included elsewhere in this offering.

(c)

Adjustment represents Superior Energy’s equity method investment in Newco, which combines the historical operating results of NAM and Forbes as if the Combination and related transactions occurred as of September 30, 2019 and calculated as follows (in thousands):

Newco’s shareholders’ equity	$163,299
Less: Preferred stock	(30,000)

Newco’s common shareholders’ equity	133,299
Ownership percentage	65.0%

Equity investment	$86,644

(d)

Concurrently with the consummation of the Combination, the New Notes will be automatically exchanged for (1) up to $250 million of Newco Secured Notes and (2) only to the extent that consents are received in the consent solicitation from holders holding at least a majority of the then-outstanding aggregate principal amount of Original Notes, up to $250 million of Superior Secured Notes. Subsequent to the consummation of the Combination and related transactions, Superior Energy expects to keep the remaining $300 million aggregate principal amount of its original notes outstanding. The following reflects the total pro forma adjustment to long-term debt (in thousands):

Senior unsecured notes exchanged	$(250,000)
Write-off of unamortized issuance costs	2,744
Increase in deferred issuance costs related to financing arrangements	(11,650)

Pro forma adjustment to long-term debt	$(258,906)

(e)	Represents a pro forma adjustment to Superior Energy’s historical retained deficit to reflect the net impact of the Combination and related transactions.

(f)

Adjustments to reflect Pumpco Energy Services, Inc.’s (“Pumpco”) operations as discontinued operations. On December 10, 2019, Pumpco, an indirect, wholly owned subsidiary of Superior Energy Services, determined to discontinue, wind down and exit its hydraulic fracturing operations. In connection with discontinuing, winding down and exiting the hydraulic fracturing business, Superior Energy expects to report a pre-tax charge of approximately $47 million in reduction in value of assets, primarily related to intangible assets and expects to incur approximately $12 million in costs associated with the discontinuance of operations. These are preliminary estimates subject to change. The sale of Pumpco’s assets will occur over time, and as such the value of the assets will fluctuate based on estimated gains and losses. These fluctuations could result in additional impairments. The estimated reduction in asset value was prepared using current best estimates of the asset values, and included a full impairment of intangible assets. Estimated shutdown costs include current best estimates of costs related to severance and to the shut-down of facilities.

(g)

Adjustment to eliminate NAM’s historical revenue and expenses from Superior Energy’s Consolidated Statements of Operations for the nine months ended September 30, 2019 and 2018 and year ended December 31, 2018, refer to NAM historical financial statements included elsewhere in this offering.

(h)

Adjustments also include $25.6 million, $28.9 million and $34.4 million of expenses allocated to NAM for administrative support services provided by Superior Energy for the nine months ended September 30, 2019, the nine months ended September 30, 2018 and the year ended December 31, 2018.

(i)	Adjustment to reflect a net decrease in interest expense related to the Exchange Offer as follows (in thousands):

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	Year Ended December 31, 2018
Eliminate interest expense on notes being exchanged	$26,719	$26,719	$35,625
Additional interest on Superior secured notes	(15,000)	(15,000)	(20,000)

Pro forma adjustments to interest expense	$11,719	$11,719	$15,625

Assumed rate of interest for the Superior Secured Notes is 8.000%

(j)

Represents Superior Energy’s equity method investment in Newco, which combines the historical operating results of NAM and Forbes as if the Combination occurred on January 1, 2018 and calculated as follows (in thousands):

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	Year Ended December 31, 2018
NewCo net loss	$(60,212)	$(52,562)	$(326,192)
Ownership percentage	65%	65%	65%

Equity in losses in NewCo	$(39,138)	$(34,165)	$(212,025)

(k)

Represents adjustments to both eliminate the tax provision for NAM, as well as to reflect the income tax expense (benefit) related to income/(loss) before income taxes generated by the pro forma adjustments. The tax benefit for the nine months ended September 30, 2018 is based on the U. S. statutory tax rate of 21%. There is no tax benefit related to the pro forma adjustments for the twelve months ended December 31, 2018 and the nine months ended September 30, 2019 due to the fact that Superior Energy has a net deferred tax asset at December 31, 2018 upon which a valuation allowance was recorded. Therefore, no tax benefit has been provided for losses resulting from pro forma adjustments subsequent to September 30, 2018, as follows (in thousands):

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	Year Ended December 31, 2018
To eliminate NAM’s tax provision	$(9,524)	$8,017	$21,104
Tax provision relating to pro forma adjustments	—	(4,714)	—

Pro forma income taxes adjustment	$(9,524)	$3,303	$21,104

The final income tax impact may be materially different as more detailed information will become available after the consummation of the Combination and related transactions.

Unaudited pro forma condensed combined financial information of Newco

On December 18, 2019, Superior Energy, NAM, Forbes, Newco, Spieth Merger Sub, Inc., a wholly-owned subsidiary of Newco (“NAM Merger Sub”), and Fowler Merger Sub, Inc., a wholly-owned subsidiary of Newco (“Forbes Merger Sub”), entered into a merger agreement (the “Merger Agreement”) whereby (i) NAM Merger Sub will merge with and into NAM (the “NAM Merger”), with NAM surviving the NAM Merger, and (ii) Forbes Merger Sub will merge with and into Forbes (the “Forbes Merger” and together with the NAM Merger, the “Combination”), with Forbes surviving the Forbes Merger. Upon completion of the Combination, each of NAM and Forbes will become wholly owned subsidiaries of Newco and Newco will hold what today are NAM’s and Forbes’ independent businesses.

After giving effect to the Combination, Superior Energy will own approximately 49.9% of Newco’s Class A common stock and 100% of Newco’s Class B common stock, which will collectively represent an approximate 65% economic interest in Newco, and former Forbes stockholders will own approximately 50.1% of the Newco Class A common stock, representing an approximate 35% economic interest in Newco. Forbes’ economic interest in Newco is subject to adjustment within certain parameters set forth in the Merger Agreement. The consummation of the Combination is subject to certain customary conditions and is also conditioned upon the consummation of SESI, L.L.C.’s (the “Issuer”) private offer to exchange (the “Exchange Offer”) up to $500 million of its $800 million aggregate principal amount of outstanding 7.125% Senior Notes due 2021 for up to $500 million of newly issued 7.125% Senior Notes due 2021 of the Issuer, pursuant to the terms of a private offering memorandum and consent solicitation statement dated January 6, 2020 (the “Offering Memorandum”). Capitalized terms used but not defined in these NAM unaudited pro forma financial statements have the meanings assigned to them in the Offering Memorandum.

The following unaudited pro forma condensed combined financial information (“the unaudited pro forma statements”) are derived by combining the historical financial statements of NAM and Forbes after giving effect to the Combination and Combination Exchange using the acquisition method of accounting and incorporating preliminary estimates, assumptions and pro forma adjustments as described in the accompanying notes to the unaudited pro forma statements, such as:

•	Application of the acquisition method of accounting in connection with the Combination;

•	Adjustments to reflect financing arrangements entered into in connection with the Combination;

•	Effect of transaction costs in connection with the Combination;

•	Adjustments to reflect the entering into the Newco Credit Facility;

•	Adjustments to reflect $22.8 million of borrowings under the Newco Credit Facility;

•	Adjustments to reflect the issuance of the Newco Secured Notes;

•	Adjustments to reflect the divestiture of drilling rigs; and

•	Adjustments to reflect the Cretic Energy acquisitions as if such acquisition occurred on January 1, 2018.

The unaudited pro forma condensed combined balance sheet is presented as if the Combination, Exchange Offer and Combination Exchange had occurred on September 30, 2019, and the unaudited pro forma condensed combined statements of operations are presented as if the Combination, Exchange Offer and Combination Exchange had occurred on January 1, 2018.

The unaudited pro forma statements were prepared using: (i) NAM combined financial statements for the year ended December 31, 2018, which are included in the Offering Memorandum; (ii) Forbes’s consolidated financial statements for the year ended December 31, 2018, as filed with the SEC and incorporated by reference into the Offering Memorandum; (iii) NAM combined financial statements as of and for the nine months ended September 30, 2019, which are included in the Offering Memorandum; and (iv) Forbes’ consolidated financial statements as of and for the nine months ended September 30, 2019, as filed with the SEC and incorporated by reference into the Offering Memorandum.

NAM and Forbes have determined that NAM will be the accounting acquirer in the Combination based on the facts and circumstances outlined in “The Accounting Treatment.” Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets and liabilities acquired based on their respective fair market values, with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on the preliminary estimated enterprise value of Forbes. Following the effective date of the Combination, NAM expects to finalize the purchase price allocation after considering a detailed appraisal of Forbes’ assets. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

NAM is developing a plan to integrate the operations of Forbes after the Combination. In connection with that plan, management anticipates that certain non-recurring charges, such as operational relocation expenses and employee severance costs will be incurred in connection with this integration. Management cannot identify the timing, nature and amount of such charges as of the date of the Offering Memorandum. However, any such charge could affect the future results in the period in which such charges are incurred. The unaudited pro forma statements do not include the effects of the costs associated with any restructuring or other integration activities resulting from the Combination. The unaudited pro forma statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Combination.

The unaudited pro forma statements should be read in conjunction with the separate historical financial statements, accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations of NAM that are included in the Offering Memorandum and of Forbes that are filed with the SEC and incorporated by reference in the Offering Memorandum.

The unaudited pro forma statements are not intended to represent or be indicative of the combined results of operations or financial condition of Newco that would have been reported had the Combination been completed as of the dates presented, and further should not be taken as a representative of the future combined results of operations or financial condition of Newco.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2019

(in thousands)

	Historical		Pro Forma
	NAM	Forbes	Adjustments		NewCo
ASSETS
Current assets:
Cash and cash equivalents	$—	$6,341	(6,272)	(a)	$69
Accounts receivable, net	112,501	32,397	—		144,898
Inventory and other current assets	33,741	7,631	—		41,372

Total current assets	146,242	46,369	(6,272)		186,339

Property, plant and equipment, net of accumulated depreciation	238,487	131,209	(18,175)	(b)	351,521
Operating lease right-of-use assets	30,308	6,701	—		37,009
Intangibles and other long-term assets, net of accumulated amortization	4,527	14,273	(12,797)	(b)	6,003

Total assets	419,564	198,552	(37,244)		580,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,903	$7,962	$—		$30,865
Accrued expenses	41,759	19,326	—		61,085
Income taxes payable	9,524	—	—		9,524
Current portion of long-term debt	—	61,679	(61,679)	(c)	—
Current portion of asset retirement obligations	3,619	—	—		3,619

Total current liabilities	77,805	88,967	(61,679)		105,093

Long-term debt	—	65,662	214,939	(d)	280,601
Asset retirement obligations	4,861	—			4,861
Operating lease liabilities	19,625	4,836			24,461
Other long-term liabilities	2,192	365			2,557

Stockholders’ equity:
Common stock	—	55	(55)	(e)	—
Preferred stock	—	—	30,000	(f)	30,000
Additional paid in capital	—	150,716	(150,716)	(e)	—
Parent company investment	315,081	—	—		315,081
Retained deficit	—	(112,049)	(69,733)	(e)	(181,782)

Total stockholders’ equity	315,081	38,722	(190,504)		163,299

Total liabilities and stockholders’ equity	419,564	198,552	(37,244)		580,872

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2019

(in thousands)

	Historical		Pro Forma
	NAM	Forbes	Adjustments		Drilling Rigs	(j)	NewCo
External Revenues	$482,613	$153,647	$—		$(32,831)		$603,429
Revenues-affiliates	1,779	—	—		—		1,779

Revenues	484,392	153,647	—		(32,831)		605,208

Cost of services and rentals (exclusive of depreciation, amortization and accretion)	365,014	128,397	—		(27,396)		466,015
Cost of services and rentals (exclusive of depreciation, amortization and accretion) - affiliates	1,330	—	—		—		1,330
Depreciation, amortization and accretion	56,097	22,935	(4,264)	(g)	(6,421)		68,347
General and administrative expenses	36,364	17,486	—		(1,692)		52,158
General and administrative expenses - affiliates	25,572	—	—		—		25,572
Reduction in value of assets	10,119	19,222	—		(7,556)		21,785

Loss from operations	(10,104)	(34,393)	4,264		10,234		(29,999)

Other income (expense):
Interest expense, net	—	(19,093)	2,303	(h)	—		(16,790)
Other income (expense)	(398)	—	—				(398)

Income (loss) from operations before income taxes	(10,502)	(53,486)	6,567		10,234		(47,187)
Income taxes expense (benefit)	9,524	(27)	1,379	(i)	2,149		13,025

Net income (loss)	$(20,026)	$(53,459)	$5,188		$8,085		$(60,212)

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2018

(in thousands)

	Historical		Pro Forma
	NAM	Forbes	Cretic Energy Acquisition	(k)	Adjustments		Drilling Rigs	(j)	NewCo
External Revenues	$544,239	$124,444	$51,030		$—		$(52,286)		$667,427
Revenues-affiliates	5,137	—	—		—		—		5,137

Revenues	549,376	124,444	51,030		—		(52,286)		672,564

Cost of services and rentals (exclusive of depreciation, amortization and accretion)	430,885	101,608	38,218		—		(39,543)		531,168
Cost of services and rentals (exclusive of depreciation, amortization and accretion) - affiliates	2,348	—	—		—		—		2,348
Depreciation, amortization and accretion	93,942	22,381	3,762		(4,186)	(g)	(13,472)		102,427
General and administrative expenses	38,151	17,341	(1,250)		—		(1,865)		52,377
General and administrative expenses - affiliates	28,940	—	—		—		—		28,940
Reduction in value of assets	461	—	—		—		—		461

Loss from operations	(45,351)	(16,886)	10,300		4,186		2,594		(45,157)

Other income (expense):
Interest expense, net	—	(7,264)	—		(9,101)	(h)	—		(16,365)
Other income (expense)	34	—	—		—		—		34

Income (loss) from operations before income taxes	(45,317)	(24,150)	10,300		(4,915)		2,594		(61,488)
Income taxes expense (benefit)	(8,017)	(422)	—		(1,032)	(i)	545		(8,926)

Net income (loss)	$(37,300)	$(23,728)	$10,300		$(3,883)		$2,049		$(52,562)

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2018

(in thousands)

	Historical		Pro Forma
	NAM	Forbes	Cretic Energy Acquisition	(k)	Adjustments		Drilling Rigs	(j)	NewCo
External Revenues	$730,975	$180,898	$51,030		$—		$(71,016)		$891,887
Revenues-affiliates	6,558	—	—		—		—		6,558

Revenues	737,533	180,898	51,030		—		(71,016)		898,445

Cost of services and rentals (exclusive of depreciation, amortization and accretion)	572,442	146,825	38,218		—		(53,215)		704,270
Cost of services and rentals (exclusive of depreciation, amortization and accretion) - affiliates	3,410	—					—		3,410
Depreciation, amortization and accretion	123,124	30,543	3,762		(5,680)	(g)	(18,020)		133,729
General and administrative expenses	49,729	25,390	(1,250)		—		(2,233)		71,636
General and administrative expenses - affiliates	34,421	—	—		—		—		34,421
Reduction in value of assets	277,610	—	—		—		(1,337)		276,273

Loss from operations	(323,203)	(21,860)	10,300		5,680		3,789		(325,294)

Other income (expense):
Interest expense, net	—	(11,150)	—		(10,666)	(h)	—		(21,816)
Other income (expense)	207	—	—		—		—		207

Income (loss) from operations before income taxes	(322,996)	(33,010)	10,300		(4,986)		3,789		(346,903)
Income taxes expense (benefit)	(21,104)	(403)	—		—	(i)	796		(20,711)

Net income (loss)	$(301,892)	$(32,607)	$10,300		$(4,986)		$2,993		$(326,192)

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Preliminary Purchase Price Allocation

The unaudited pro forma financial statements were prepared using the acquisition method of accounting with NAM being the acquirer of Forbes. The pro forma purchase price allocation was based on the preliminary estimated enterprise value of Forbes. Following the completion of the Combination, NAM expects to finalize the purchase price allocation after considering a detailed appraisal of the Forbes’ assets. The final allocation will be based upon valuations and other analysis for which there is currently insufficient information to make a definitive allocation. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma financial statements. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein. The following is the preliminary purchase price allocation related to the acquisition of Forbes (in thousands):

Current Assets	$46,369
PP&E	113,034
Other non-current assets	8,177
Current liabilities	(88,967)
Long-term debt	(65,662)
Non-current liabilities	(5,201)

Estimated fair value of net assets acquired	$7,750
Purchase price	$7,750

Note 2. Pro Forma Assumptions and Adjustments

(l)

To reflect the adjustment to cash for the retirement of Forbes’ outstanding debt, the payment of estimated transaction costs, and the debt issuance costs related to the financing arrangements as follows (in thousands):

Cash contributed by Superior Energy	$20,000
Borrowing under ABL revolving facility	22,800
Issuance of mandatory convertible preferred stock	30,000
Forbes’s outstanding debt repayment	(59,397)
Estimated debt issuance costs related to financing arrangements	(3,325)
Estimated transaction costs	(16,350)

Pro forma adjustment to cash	$(6,272)

(m)

Adjustments to reflect Forbes’ property, plant and equipment and intangibles at their estimated fair value. Final purchase price adjustments may differ materially from the preliminary estimates presented herein.

(n)	and (d) To reflect pro forma adjustment related to repayment of Forbes’ debt and related financing transactions as follows (in thousands):

	Historical Forbes		Pay down/Conversion of Forbes’ Debt	New Debt	NewCo Pro Forma Debt
Term loan agreement	$55,397		$(55,397)	—	$—
Issuance of Newco Secured Notes	—		—	250,000	250,000
Borrowings under Newco Credit Facility	4,000		(4,000)	22,800	22,800
Increase in deferred issuance costs	—		—	(3,325)	(3,325)
Financing leases	11,126		—	—	11,126

Total debt	$70,523		$(59,397)	$269,475	$280,601

PIK Notes convert to equity	56,818		(56,818)	—	—
Total Debt	127,341		(116,215)	269,475	280,601
Debt adjustment:
- Debt settled with cash	$(59,397)
- Debt converted to equity	(56,818)
- Plus new debt	269,475

Total impact on debt	153,260
Short term debt balance	61,679	(c)

Impact on long term debt	$214,939	(d)

(e) Adjustments to reflect the elimination of Forbes’ historical stockholders’ equity and to record the impact of the Combination and related transactions to the combined retained earnings (in thousands):

Eliminate Forbes’ historical stockholders’ equity	$(38,722)
Net impact of pro forma adjustments	(31,011)

Pro forma adjustment to equity	$(69,733)

(f) To reflect issuance of the mandatory convertible preferred stock with a term of three years and a 5% annual dividend rate. The convertible preferred shares will vote with Newco’s common stock as a single class on an “as-converted” basis.

(g)	To reflect pro forma depreciation and amortization expense adjustments as follows (in thousands):

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	Year Ended December 31, 2018
Net decrease to depreciation expense as a result of fair value adjustment to property, plant and equipment	$(3,040)	$(2,962)	$(4,048)
Decrease to amortization expense as a result of fair value adjustment to intangibles	(1,224)	(1,224)	(1,632)

Pro forma adjustment to depreciation and amortization	$(4,264)	$(4,186)	$(5,680)

(h)	To reflect pro forma interest expense adjustments as follows (in thousands):

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	Year Ended December 31, 2018
Interest expense associated with financing arrangements	$(16,368)	$(16,368)	$(21,824)
Eliminate interest expense associated with retirement of Forbes’ debt	18,671	7,267	11,158

Pro forma adjustment to interest expense	$2,303	$(9,101)	$(10,666)

A 1% increase in floating interest rates would have increased such annual interest expense by approximately $0.2 million. Accordingly, Newco’s interest expense may increase as a result of interest rate fluctuations. The actual impact of a 1% increase would depend on the amount of floating rate debt outstanding, which fluctuates from time to time.

(i)

Represents the adjustment to reflect income tax expense (benefit) related to income (loss) before income taxes generated by the pro forma adjustments. The tax expense for the nine months ended September 30, 2019 and the tax benefit for the nine months ended September 30, 2018 is based on U. S. statutory tax rate of 21%. There is no tax benefit related to the pro forma adjustments for the twelve months ended December 31, 2018 due to the fact that NAM has a net deferred tax asset at December 31, 2018 upon which they have recorded a valuation allowance. Therefore, no tax benefit has been provided for losses resulting from pro forma adjustments for the twelve months ended December 31, 2018. There is no tax expense (benefit) related to the Cretic Energy acquisition since it was a limited liability company. Because the tax rate used for these pro forma financial statements is an estimate, it will likely vary from the actual rate in periods subsequent to the completion of the Combination and those differences may be material.

(j)

Adjustment to reflect the divestiture of the drilling rigs business during the second quarter of 2019, including a pro forma tax impact calculated using the statutory tax rate. NAM divested its drilling rigs business which included 12 U.S. land based drilling rigs and related equipment for which Superior Energy received $78.0 million in cash proceeds.

(k)

Adjustment to reflect the impact of acquisition of Cretic Energy by Forbes as if it occurred on January 1, 2018. On November 16, 2018, Forbes acquired 100% of outstanding units of Cretic. The acquisition of Cretic was accounted for as a business combination using the acquisition method of accounting. The financial results of Cretic Energy from October 1, 2018 to November 15, 2018 are excluded from the pro forma statement of operations for the year ended December 31, 2018 due to their immateriality. The financial results of Cretic Energy from November 16, 2018 through December 31, 2018 are included in Forbes’ historical financial statements for the year ended December 31, 2018.